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                                                               EXHIBIT (a)(1)(E)
                           OFFER TO PURCHASE FOR CASH

                     Up to 1,800,000 Shares of Common Stock

                                       of

                          Hooker Furniture Corporation
                                       at

                                $12.50 Per Share

                                       by

                          Hooker Furniture Corporation
                      Employee Stock Ownership Plan Trust

     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK TIME, ON FRIDAY, SEPTEMBER 8, 2000, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

   Enclosed for your consideration are the offer to purchase, dated August 9, 2000 and the related letter of transmittal (collectively, the "offer") in connection with the offer by the Hooker Furniture Corporation Employee Stock Ownership Plan Trust (the "ESOP Trust") to purchase up to 1,800,000 shares of the common stock, no par value per share, of Hooker Furniture Corporation, a Virginia corporation ("Hooker" or the "Company"), at a price of $12.50 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the offer.

   Upon the terms and subject to the conditions of the offer, if, at the expiration of the offer, more than 1,800,000 shares are validly tendered and not withdrawn, the ESOP Trust will buy shares on a pro rata basis, from all shareholders who properly tender their shares and do not withdraw them prior to the expiration of the offer. See Sections 1, 3, 4 and 5 of the offer to purchase. All shares not purchased pursuant to the offer including shares not purchased because of proration will be returned to the tendering shareholders at the ESOP Trust's expense as promptly as practicable following the expiration date.

   We are the owner of record of shares held for your account. Therefore, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the letter of transmittal for your information only; you cannot use it to tender shares we hold for your account.

   Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the offer.

   We call your attention to the following:

  1. The purchase price is $12.50 per share, subject to the terms and conditions set forth in the offer.

  2. Your tender of shares under the offer is irrevocable, subject to your rights of withdrawal pursuant to the offer. See Section 4 of the offer to purchase.

  3. The offer is conditioned on a minimum percentage of shares being owned by the ESOP Trust following the purchase of those shares tendered pursuant to the offer. See Section 6 of the offer to purchase for a discussion of this and certain other conditions.

  4. The offer, proration period and withdrawal rights will expire at 5:00 p.m., New York time, on Friday, September 8, 2000, unless the ESOP Trust extends the offer.
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  5. The offer is for up to 1,800,000 shares, constituting approximately
     23.63% of the shares outstanding as of August 9, 2000.

  6. Tendering shareholders who are registered stockholders or who tender their shares directly to First Union National Bank, the depositary for the offer, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the offer to purchase and the letter of transmittal, stock transfer taxes on the ESOP Trust's purchase of shares under the offer.
  7. Hooker's Board of Directors and U.S. Trust Company, N.A., the Trustee for the ESOP Trust (the "Trustee"), have approved the tender offer. However, neither Hooker's Board of Directors nor the Trustee makes any recommendation to you as to whether you should tender or refrain from tendering your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender. This tender offer is being made to all Hooker shareholders (excluding shares held by the ESOP Trust on behalf of ESOP participants), including shareholders who are directors, officers or beneficial owners of more than five percent of Hooker's common stock. Certain of Hooker's directors and executive officers, as well as certain beneficial owners of more than five percent of Hooker's common stock, have advised Hooker and the Trustee that they intend to tender shares in the tender offer.

   If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached instruction form.

   Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf on or before the expiration date of the offer. The offer, proration period and withdrawal rights expire at 5:00 p.m., New York time, on Friday, September 8, 2000, unless the Trustee extends the offer.

   The offer is being made to all holders of shares, excluding shares held by the ESOP Trust on behalf of plan participants. The ESOP Trust is not aware of any jurisdiction where the making of the tender offer is not in compliance with applicable law. If the ESOP Trust becomes aware of any jurisdiction where the making of the tender offer or the acceptance of shares pursuant thereto is not in compliance with applicable law, the ESOP Trust will make a good faith effort to comply with the applicable law. If, after such good faith effort, the ESOP Trust cannot comply with the applicable law, the tender offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the tender offer to be made by a licensed broker or dealer, the tender offer shall be made on behalf of the ESOP Trust, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

   As described in the offer to purchase, if more than 1,800,000 shares are properly tendered and not properly withdrawn before the expiration date, the ESOP Trust will accept shares for purchase at the purchase price on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional shares, as provided in the offer to purchase.

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                        INSTRUCTION FORM WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH

                     Up to 1,800,000 Shares of Common Stock

                                       of

                          Hooker Furniture Corporation
                                       at

                                $12.50 Per Share

                                       by

                          Hooker Furniture Corporation
                      Employee Stock Ownership Plan Trust

   The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase, dated August 9, 2000, and the related letter of transmittal, which, as may be amended and supplemented from time to time, together constitute the offer in connection with the tender offer by the Hooker Furniture Corporation Employee Stock Ownership Plan Trust (the "ESOP Trust"), to purchase up to 1,800,000 shares of the common stock, no par value per share, of Hooker Furniture Corporation, a Virginia corporation ("Hooker" or the "Company") at a price of $12.50 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the offer.

   All shares properly tendered and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the proration provisions described in the offer to purchase. The ESOP Trust will return as promptly as practicable all other shares, including shares not purchased because of proration.

   The undersigned hereby instruct(s) you to tender to the ESOP Trust the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned under the terms and subject to the conditions set forth in the offer.


 Aggregate Number of Shares to be tendered by you for the account of the undersigned:* _______________________________________________________________

 Account Number:  Date:

                    All registered shareholders sign below:

 Signature(s):    ____________________________________________________________

 Print Name(s):  _____________________________________________________________

            ------------------------------------------------------------------

 Print Address:   ____________________________________________________________

            ------------------------------------------------------------------

 Area Code and Telephone Number(s): (home)_______________ (work)______________

 Taxpayer Identification or Social Security Number:  _________________________

--------
 * Unless otherwise indicated, all of the shares held for the account will be tendered.


   The method of delivery of this document is at the option and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

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